Exibit 99.3

                                   EXHIBIT A

                                                                OUTSIDE DIRECTOR


                              PUBLIC STORAGE, INC.
                      2001 STOCK OPTION AND INCENTIVE PLAN
                             STOCK OPTION AGREEMENT



         This Stock Option Agreement (the "Option Agreement") is made as of the ____ day of ______, 200__ (the "Grant Date"), by and between Public Storage, Inc. (the "Corporation") and ______________, an Outside Director of the Corporation (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Corporation's 2001 Stock Option and Incentive Plan (the "Plan").

         WHEREAS, the Plan provides for the grant to Outside Directors of options for the purchase of a specified number of shares of the Corporation's Common Stock, par value $.10 per share (the "Common Stock"), upon initial election to the Board and following each subsequent Annual Meeting of Shareholders of the Corporation (if the Outside Director attended at least 75% of the meetings held by the Board or, if a member of a committee of the Board, held by both the Board and all committees of the Board on which the Outside Director served, during the portion of the preceding fiscal year during which the Outside Director served on the Board and any such committees);

         WHEREAS, the Optionee was [re-]elected to the Board at the 200__ Annual Meeting of Shareholders held on ________________ ___, 200__ [and the Optionee attended at least 75% of the meetings held by the Board or, if a member of a committee of the Board, held by both the Board and all committees of the Board on which the Optionee served, during the portion of the preceding fiscal year during which the Optionee served on the Board and any such committees];

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

         1. GRANT OF OPTION.

            Subject to the terms of the Plan (the terms of which are incorporated by reference herein), the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions hereinafter set forth, ___________ shares of Common Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         2. PRICE.

            The purchase price (the "Option Price") of the shares of Common Stock subject to the Option evidenced by this Option Agreement is $________ per share (the Fair Market Value on the Grant Date).

         3. EXERCISE OF OPTION.

            Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

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                  3.1      Time of Exercise of Option.

                           The Optionee may exercise the Option (subject to the
limitations on exercise set forth in the Plan or in this Option Agreement), in installments as follows: (i) prior to the first anniversary of the Grant Date, the Option shall not be exercisable; (ii) on the first anniversary of the Grant Date, the Option shall become exercisable with respect to one-third of the shares of Common Stock subject to the Option; (iii) on the second anniversary of the Grant Date, the Option shall become exercisable with respect to an additional one-third of the shares of Common Stock subject to the Option; and
(iv) on the third anniversary of the Grant Date, the Option shall become exercisable with respect to the remaining shares of Common Stock subject to the Option. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

                  3.2      Exercise by Optionee.

                           During  the  lifetime  of  the  Optionee,   only  the
Optionee (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative) or a person or entity to whom the Optionee has transferred the Option in accordance with Section 5 hereof may exercise the Option.

                  3.3      Term of Option.

                           The Option shall have a term of ten years, subject to
earlier termination in accordance with this Agreement or the terms of the Plan.

                  3.4      Limitations on Exercise of Option.

                           In no event may the Option be exercised, in whole or
in part, after ten years following the Grant Date, or after the occurrence of an event referred to in Section 7 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.

                  3.5      Termination of Service.

                           Upon  the   termination   of  service   (a   "Service
Termination") of the Optionee as a director of the Corporation, other than by reason of the death or permanent and total disability of the Optionee, the Optionee shall have the right at any time within 30 days after such Service Termination and prior to termination of the Option pursuant to Section 3.4 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Service Termination, to the extent such Option was exercisable immediately prior to such Service Termination.

                  3.6      Rights in the Event of Death.

                           If the  Optionee  dies while in service as a director
of the Corporation, the executors or administrators or legatees or distributees of the Optionee's estate shall have the right, at any time within one year after the date of the Optionee's death and prior to termination of the Option pursuant to Section 3.4 above, to exercise the Option with respect to all shares subject to the Option, whether or not the Option was exercisable immediately prior to the Optionee's death.

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                  3.7      Rights in the Event of Disability.

                           If there is a Service Termination by reason of the
permanent and total disability of the Optionee, then the Optionee shall have the right, for a period of one year after such Service Termination and prior to termination of the Option pursuant to Section 3.4 above, to exercise the Option to the extent such Option was exercisable immediately prior to such Service Termination or becomes exercisable within such one year period pursuant to
Section 3.1 above. Whether a Service Termination is to be considered by reason of permanent and total disability for purposes of this Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

                  3.8      Reduction in Number of Shares Subject to Option.

                           The number of shares which may be purchased upon
exercise of the Option pursuant to this Section 3 shall be reduced by the number of shares previously purchased upon exercise of the Option pursuant to this
Section 3.

         4. METHOD OF EXERCISE OF OPTION.

            The Option may be exercised to the extent that it has become exercisable hereunder by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option shall be made (a) in cash or by check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in (a) and (b). Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Common Stock certificate or certificates for the shares for which the Option is exercised be delivered to a specified licensed broker acceptable to the Corporation as the agent for the Optionee and, at the time such Common Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount, if any, of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise the Option granted other than as set forth above shall be invalid and of no force or effect. Promptly after the exercise of the Option and the payment in full of the Option Price of the shares of Common Stock covered thereby, the Optionee shall be entitled to the issuance of a Common Stock certificate or certificates evidencing the Optionee's ownership of such shares.

         5. LIMITATIONS ON TRANSFER.

            The Option is not transferable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee, and except that the Optionee may transfer the Option in whole or in part, for no consideration, to (i) the spouse, children (including step-children and adopted children) or grandchildren of the Optionee ("Family Members"), (ii) a trust for the exclusive benefit of one or more Family Members, or (iii) a partnership of which the Optionee and/or one or more Family Members are the only partners, provided that the transferee, in connection with the transfer, agrees in writing to be bound by all of the terms of this Option Agreement and the Plan and further agrees not to transfer the Option other than by will or the laws of descent and distribution in the event of the death of the transferee. Following

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any transfer  permitted by this Section 5, the transferee  shall have all of the rights of the Optionee hereunder, and the Option shall be exercisable by the transferee only to the extent that the Option would have been exercisable by the Optionee had the Option not been transferred. The Option shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

         6. RIGHTS AS SHAREHOLDER.

                  Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the shareholder of record on the books of the Corporation.

         7. EFFECT OF CHANGES IN CAPITALIZATION.

                  7.1      Changes in Shares.

                           If the number of outstanding shares of Common Stock
is increased or decreased or changed into or exchanged for a different number or kind of stock or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share. In the event of a spin-off by the Corporation of the shares of a subsidiary, a stock dividend for which the Corporation will claim a dividends paid deduction under Section 561 of the Code (or any successor provision), or a pro rata distribution to all shareholders of other assets of the Corporation, the Committee may, but shall not be required to, make appropriate adjustments to (i) the number and kind of shares or other assets for which the Option is exercisable and (ii) the per-share exercise price of the Option.

                  7.2      Reorganization   in  Which  the  Corporation  Is  the
                           Surviving Entity and in Which No Change of Control Occurs.

                           Subject to Section  7.3  hereof,  if the  Corporation
shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price immediately prior to such reorganization, merger or consolidation.

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                  7.3      Reorganization, Sale of Assets or Sale of Stock Which
                           Involves a Change of Control.

                           Subject to the exceptions set forth in the last
sentence of this Section 7.3, fifteen days prior to the scheduled consummation of a Change of Control, the Option shall become immediately exercisable with respect to all shares subject to the Option and shall remain exercisable for a period of fifteen days. Any exercise of the Option during such fifteen-day period shall be conditioned upon the consummation of the Change of Control and shall be effective only immediately before the consummation of the Change of Control. Upon consummation of any Change of Control, unless exercised the Option shall terminate. The Committee shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Corporation gives notice thereof to its shareholders. For purposes of this
Section 7.3, a "Change of Control" shall be deemed to occur upon (i) the dissolution or liquidation of the Corporation or upon a merger, consolidation, or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, (ii) a sale of substantially all of the assets of the Corporation to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Corporation is the surviving corporation) which results in any person or entity (other than B. Wayne Hughes and members of his family and their affiliates) owning 50% or more of the combined voting power of all classes of stock of the Corporation. This Section 7.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Option, or for the substitution for the Option of a new option covering the stock of a successor corporation, or a parent, subsidiary or affiliate thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 7.3.

                  7.4      Adjustments.

                  Adjustments specified in this Section 7 relating to shares of Common Stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

         8. GENERAL RESTRICTIONS.

                  The Corporation shall not be required to sell or issue any shares of Common Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares of Common Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation,

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and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically, in connection with the Securities Act of 1933, upon notice of exercise of the Option, unless a registration statement under such Act is in effect with respect to the shares covered by the Option, the Corporation shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to the Committee that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         9. DISCLAIMER OF RIGHTS.

                  No provision in this Option Agreement shall be construed to confer upon the Optionee the right to continue as a director of the Corporation.

         10. WITHHOLDING TAXES

                  Upon the request of the Corporation, the Optionee shall promptly pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of the Optionee's exercise of the Option. The Corporation shall have the right to deduct from payments of any kind otherwise due to the Optionee any such taxes. The Optionee shall make any such payments in cash or cash equivalents or, subject to the prior approval of the Committee, which may be withheld in the Committee's sole discretion, the Optionee may elect to satisfy the withholding obligation, in whole or in part,
(i) by causing the Corporation to withhold shares of Common Stock otherwise issuable to the Optionee pursuant to the Option or (ii) by delivering to the Corporation shares of Common Stock already owned by the Optionee. The shares of Common Stock so delivered or withheld shall have an aggregate Fair Market Value equal to the applicable withholding obligations. The Optionee may deliver or have withheld only shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

         11. INTERPRETATION OF THIS OPTION AGREEMENT.

                  All decisions and interpretations made by the Committee with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

         12. GOVERNING LAW.

                  This Option Agreement is executed pursuant to and shall be governed by the laws of the State of California (but not including the choice of law rules thereof).

         13. BINDING EFFECT.

                  Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

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         14.      NOTICE.

                  Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of the Corporate Secretary, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee. Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

         15. ENTIRE AGREEMENT.

                  This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.


                        PUBLIC STORAGE, INC.


                        By: ________________________________
                            Name:
                            Title:



                        OPTIONEE:


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                        ADDRESS FOR NOTICE TO OPTIONEE:


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